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                                                                EXHIBIT 10.6

          Amendment No. 2 to Letter Agreement Dated August 15, 1994


This Amendment No. 2 ("Amendment No. 2") to the Letter Agreement dated August 15, 1994 (the "Letter Agreement") amended as of October 17, 1994 ("Amendment No. 1") by and between Orchard Capital Corporation, 1999 Avenue of the Stars, Suite 1910, Los Angeles, California 90067 ("Consultant") and MAI Systems Corporation, a Delaware corporation, 9600 Jeronimo Road, Irvine, California 92718 ("MAI") with reference to the following facts:

A. On or about August 15, 1994, the parties entered into the Letter Agreement pursuant to which Consultant was to provide the services of its employee, Richard S. Ressler, to MAI, on various terms and conditions in exchange for certain consideration to be paid by MAI to Consultant.

B. On or about October 17, 1994, pursuant to Amendment No. 1, certain terms of the Agreement were amended.

C.    The Agreement was for a period of twenty-four (24) months.

D. The term of the Agreement has expired but Consultant has continued to perform services for MAI and the parties seek to extend the term of the consultancy and to amend certain terms of the Agreement to be effective during the term extension.

Now, therefore, in consideration of the mutual benefits to be derived hereunder, the parties agree as follows:

1. Extension of Term. The term of the consultancy shall be extended up through and including August 31, 1997.

2. Fixed Compensation. During the period of the extension, i.e., from August 16, 1996 up through and including August 31, 1997, Consultant shall be compensated at the monthly rate of Twenty-four Thousand and no/100 Dollars ($24,000.00) prorated for partial months.

3. Equity Compensation. MAI shall consider the appropriate equity compensation for Consultant for services rendered during the extension period. The parties acknowledge that equity compensation may take the form of warrants to purchase shares of MAI's Common Stock, participation in one of its stock option plans, or otherwise. Nothing herein shall be construed to commit MAI to pay any equity compensation to Consultant for services during the period of extension.

4. Confirmation of Other Terms and Conditions. In all other respects the parties reaffirm and acknowledge all of the terms and conditions set forth in the Agreement and Amendment No. 1.

In witness whereof, the parties have executed this Amendment No. 2 as of the day and year first written above.

Orchard Capital Corporation            MAI Systems Corporation

By:                                    By:
   ------------------------               ----------------------------
      Richard S. Ressler                     George G. Bayz
      President                              President